[logo]                                        [NEWS RELEASE]

                                         October 31, 2014

DOMINION ANNOUNCES THIRD-QUARTER 2014 EARNINGS

•	Third-quarter 2014 operating earnings of 93 cents per share compared to guidance of 90 cents to $1.05 per share
•	Third-quarter 2014 GAAP earnings of 90 cents per share
•	Year-to-date operating earnings per share up 15 cents, or 6 percent over 2013
•	Company affirms 2014 operating earnings guidance of $3.35 to $3.65 per share

RICHMOND, Va. – Dominion (NYSE: D) today announced unaudited reported earnings determined in accordance with Generally Accepted Accounting Principles (GAAP) for the three months ended Sept. 30, 2014, of $529 million ($0.90 per share), compared with earnings of $569 million ($0.98 per share) for the same period in 2013.

Operating earnings for the three months ended Sept. 30, 2014, amounted to $545 million ($0.93 per share), compared to operating earnings of $583 million ($1.00 per share) for the same period in 2013.  Operating earnings are defined as reported (GAAP) earnings adjusted for certain items.

Dominion uses operating earnings as the primary performance measurement of its earnings guidance and results for public communications with analysts and investors.  Dominion also uses operating earnings internally for budgeting, for reporting to the Board of Directors, for the company’s incentive compensation plans and for its targeted dividend payouts and other purposes. Dominion management believes operating earnings provide a more meaningful representation of the company’s fundamental earnings power.

The principal differences between GAAP earnings and operating earnings for the quarter was a charge associated with costs related to a potential third unit at North Anna power station offset in part by higher returns from the company’s nuclear decommissioning trusts.

Business segment results and detailed descriptions of items included in 2014 and 2013 reported earnings but excluded from operating earnings can be found on Schedules 1, 2 and 3 of this release.

Thomas F. Farrell II, chairman, president and chief executive officer, said:

“Our third-quarter results were below the midpoint of our guidance range of $0.90 to $1.05 per share.  Our service territory experienced one of the mildest summers in the last 30 years.  Excluding the eight cents per share impact of the mild weather, third quarter earnings would have been in the upper end of our range.

“During the quarter, we continued to move forward with our infrastructure growth plan. We received FERC approval for the Cove Point liquefaction project and have begun construction.  We also announced the development of the Atlantic Coast Pipeline, a transformational infrastructure project designed to bring new supplies of natural gas to the Southeast.  In addition, earlier this month, we successfully completed the initial public offering of Limited Partner common units in Dominion Midstream Partners.

“Construction of the Warren County Power Station is nearly complete and Brunswick County Power Station is 35 percent complete and continues on time and on budget.  Construction is also on schedule for seven solar projects, all of which are expected to reach commercial operation later this year.”

THIRD-QUARTER 2014 OPERATING EARNINGS COMPARED TO 2013

The decrease in third-quarter 2014 operating earnings per share as compared to third-quarter 2013 operating earnings per share is primarily attributable to milder-than-normal weather in our regulated electric service territory and the absence of a benefit from an asset contribution to Blue Racer.  Positive factors for the quarter were higher rate adjustment clause revenues and merchant generation margins.

Details of third-quarter 2014 operating earnings as compared to 2013 can be found on Schedule 4 of this release.

FOURTH-QUARTER 2014 OPERATING EARNINGS GUIDANCE

Dominion expects fourth-quarter 2014 operating earnings in the range of $0.80 per share to $0.90 per share, compared to fourth-quarter 2013 operating earnings of $0.80 per share. Positive factors for the fourth quarter of 2014 compared to the same period of the prior year include an expected return to normal weather in our electric service territory, higher revenues from our growth projects, higher earnings from our farmout transactions at Dominion Energy and higher merchant generation margins. Negative factors for the quarter include higher merchant generation outage expense and higher depreciation expense.  GAAP earnings for the fourth quarter of 2013 were $0.74 per share.  A reconciliation between operating and GAAP earnings for the fourth quarter of 2013 can be found on Schedule 3 of this release.

In providing its fourth-quarter and full-year 2014 operating earnings guidance, the company notes that there could be differences between expected reported earnings and estimated operating earnings for matters such as, but not limited to, divestitures or changes in accounting principles. At this time, Dominion management is not able to estimate the aggregate impact of these items on reported earnings. However, Dominion anticipates recording additional pre-tax charges of approximately $44 million associated with the North Anna and offshore wind legislation in fourth quarter of 2014.

CONFERENCE CALL TODAY

Dominion will host its third-quarter earnings conference call at 10 a.m. ET on Friday, Oct. 31.  Dominion management will discuss its third-quarter financial results and other matters of interest to the financial community.

Domestic callers should dial (866) 710-0179. The passcode for the conference call is “Dominion.”  International callers should dial (334) 323-9872.  Participants should dial in 10 to 15 minutes prior to the scheduled start time.  Members of the media also are invited to listen.

A live webcast of the conference call, including accompanying slides, and the Earnings Release Kit will be available on the company’s investor information page at www.dom.com/investors.

A replay of the conference call will be available beginning about 1 p.m. ET Oct. 31 and lasting until 11 p.m. ET Nov. 7.  Domestic callers may access the recording by dialing (877) 919-4059.  International callers should dial (334) 323-0140.  The PIN for the replay is 36892396.  Additionally, a replay of the webcast will be available on the company’s investor information page by the end of the day Oct. 31.

ANALYST DAY SCHEDULED

Dominion will also host an analyst meeting at The Waldorf Astoria New York on Monday, Feb. 9, 2015.  Management will discuss its long-term growth strategy for both Dominion Resources and Dominion Midstream Partners.  Following the formal presentation, corporate and operating segment management will be available to those in attendance for questions.

Dominion is one of the nation’s largest producers and transporters of energy, with a portfolio of approximately 23,600 megawatts of generation, 10,900 miles of natural gas transmission, gathering and storage pipeline, and 6,400 miles of electric transmission lines.  Dominion operates one of the nation’s largest natural gas storage systems with 947 billion cubic feet of storage capacity and serves utility and retail energy customers in 10 states. For more information about Dominion, visit the company’s website at www.dom.com/.

This release contains certain forward-looking statements, including forecasted operating earnings for fourth-quarter and full-year 2014 which are subject to various risks and uncertainties.  Factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations may include factors that are beyond the company's ability to control or estimate precisely, including fluctuations in energy-related commodity prices, estimates of future market conditions, additional competition in our industries, changes in the demand for Dominion’s services, access to and costs of capital, fluctuations in the value of our pension assets and assets held in our decommissioning trusts, impacts of acquisitions, divestitures, transfers of assets to joint ventures or an MLP and retirements of assets based on asset portfolio reviews, the receipt of regulatory approvals for, and timing of, planned projects, acquisitions and divestitures, the timing and execution of our MLP strategy, and the ability to complete planned construction or expansion projects at all or within the terms and timeframes initially anticipated.  Other factors include, but are not limited to, weather conditions and other events, including the effects of hurricanes, earthquakes, high winds, major storms and changes in water temperatures on operations, the risk associated with the operation of nuclear facilities, unplanned outages at facilities in which Dominion has an ownership interest, the impact of operational hazards and catastrophic events, state and federal legislative and regulatory developments, including changes in federal and state tax laws and changes to environmental and other laws and regulations, including those related to climate change, greenhouse gases and other emissions to which we are subject, political and economic conditions, industrial, commercial and residential growth or decline in Dominion’s service area, risks of operating businesses in regulated industries that are subject to changing regulatory structures, changes to regulated gas and electric rates collected by Dominion, changes to rating agency requirements and ratings, changing financial accounting standards, fluctuations in interest rates, employee workforce factors, including collective bargaining, counter-party credit and performance risks, adverse outcomes in litigation matters or regulatory proceedings, the risk of hostile cyber intrusions and other uncertainties.  Other risk factors are detailed from time to time in Dominion’s quarterly reports on Form 10-Q or most recent annual report on Form 10-K filed with the Securities and Exchange Commission.

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CONTACTS:     Media: Ryan Frazier, (804) 819-2521 or C.Ryan.Frazier@dom.com
                             Financial analysts: Kristy Babcock, (804) 819-2492 or Kristy.R.Babcock@dom.com

Schedule 1 - Segment Operating Earnings

Preliminary, Unaudited
(millions, except earnings per share)	Three months ended September 30,
	2014	2013	Change
Earnings:
Dominion Virginia Power*	$119	$121	$(2)
Dominion Energy	144	169	(25)
Dominion Generation*	326	340	(14)
Corporate and Other	(44)	(47)	3
OPERATING EARNINGS	$545	$583	$(38)
Items excluded from operating earnings 2, 3	(16)	(14)	(2)
REPORTED EARNINGS 1	$529	$569	$(40)

Common Shares Outstanding (average, diluted)	584.6	580.1

Earnings Per Share (EPS):
Dominion Virginia Power*	$0.20	$0.21	$(0.01)
Dominion Energy	0.25	0.29	(0.04)
Dominion Generation*	0.56	0.58	(0.02)
Corporate and Other	(0.08)	(0.08)	-
OPERATING EARNINGS	$0.93	$1.00	$(0.07)
Items excluded from operating earnings 2	(0.03)	(0.02)	(0.01)
REPORTED EARNINGS 1	$0.90	$0.98	$(0.08)

(millions, except earnings per share)	Nine months ended September 30,
	2014	2013	Change
Earnings:
Dominion Virginia Power*	$366	$349	$17
Dominion Energy	482	472	10
Dominion Generation*	794	779	15
Corporate and Other	(129)	(186)	57
OPERATING EARNINGS	$1,513	$1,414	$99
Items excluded from operating earnings 2, 4	(446)	(148)	(298)
REPORTED EARNINGS 1	$1,067	$1,266	$(199)

Common Shares Outstanding (average, diluted)	583.8	578.8

Earnings Per Share (EPS):
Dominion Virginia Power*	$0.63	$0.60	$0.03
Dominion Energy	0.82	0.81	0.01
Dominion Generation*	1.36	1.35	0.01
Corporate and Other	(0.22)	(0.32)	0.10
OPERATING EARNINGS	$2.59	$2.44	$0.15
Items excluded from operating earnings 2	(0.76)	(0.25)	(0.51)
REPORTED EARNINGS 1	$1.83	$2.19	$(0.36)

1)	Determined in accordance with Generally Accepted Accounting Principles (GAAP).
2)	Items excluded from operating earnings are reported in Corporate and Other segment. Refer to Schedules
2 and 3 for details, or find "GAAP Reconciliation" on Dominion's website at www.dom.com/investors.
3)	Pre-tax amounts for the current period and the prior period are ($54) million and $4 million, respectively.
4)	Pre-tax amounts for the current period and the prior period are ($708) million and ($228) million, respectively.

*	Amounts for 2013 have been recast to reflect unregulated retail energy marketing operations in Dominion Generation.

Schedule 2 - Reconciliation of 2014 Operating Earnings to Reported Earnings

2014 Earnings (Nine months ended September 30, 2014)

The net effects of the following items, all shown on an after-tax basis, are included in 2014 reported earnings, but are excluded from operating earnings:

•
$219 million charge associated with Virginia legislation enacted in April that permits Virginia Power to recover 70% of the costs previously deferred or capitalized through Dec. 31, 2013 relating to the development of a third nuclear unit located at North Anna and offshore wind facilities as part of the 2013 and 2014 base rates.

•	$193 million net charge related to the repositioning of our Producer Services business, reflecting the termination of natural gas trading and certain energy marketing activities.
•	$31 million goodwill write-off associated with the company exiting the unregulated electric retail energy marketing business.
•	$3 million net expense related to other items.

(millions, except per share amounts)	1Q14	2Q14	3Q14	4Q14	YTD 2014
Operating earnings	$607	$361	$545		$1,513
Items excluded from operating earnings (after-tax):
North Anna and offshore wind facilities		(191)	(28)		(219)
Producer Services repositioning	(193)				(193)
Goodwill write-off at unregulated electric retail	(31)				(31)
Other items	(4)	(11)	12		(3)
Total items excluded from operating earnings (after-tax) 1	(228)	(202)	(16)		(446)
Reported net income	$379	$159	$529		$1,067
Common shares outstanding (average, diluted)	582.9	583.9	584.6		583.8
Operating earnings per share	$1.04	$0.62	$0.93		$2.59
Items excluded from operating earnings (after-tax)	(0.39)	(0.35)	(0.03)		(0.76)
Reported earnings per share	$0.65	$0.27	$0.90		$1.83

1)	Pre-tax amounts for items excluded from operating earnings are reflected in the following table:
Items excluded from operating earnings:	1Q14	2Q14	3Q14	4Q14	YTD 2014

North Anna and offshore wind facilities		(287)	(43)		(330)
Producer Services repositioning	(319)				(319)
Goodwill write-off at unregulated electric retail	(31)				(31)
Other items	(2)	(15)	(11)		(28)
Total items excluded from operating earnings	($352)	($302)	($54)		($708)

2)	YTD EPS may not equal sum of quarters due to share count differences.

Schedule 3 - Reconciliation of 2013 Operating Earnings to Reported Earnings

2013 Earnings (Twelve months ended December 31, 2013)

The net effects of the following items, all shown on an after-tax basis, are included in 2013 reported earnings, but are excluded from operating earnings:

•	$92 million net loss from discontinued operations of two merchant power stations (Brayton Point & Kincaid) which were sold in third quarter 2013.
•	$109 million net charge related to an impairment of certain natural gas infrastructure assets and the repositioning of Producer Services.
•	$28 million charge in connection with the Virginia Commission’s final ruling associated with its biennial review of Virginia Power’s base rates for 2011-2012 test years.
•	$17 million charge associated with our operating expense reduction initiative, primarily reflecting severance pay and other employee-related costs.
•	$39 million net gain related to our investments in nuclear decommissioning trust funds.
•	$30 million benefit due to a downward revision in the nuclear decommissioning asset retirement obligations (ARO) for certain merchant nuclear units that are no longer in service.
•	$7 million net expense related to other items.

	(millions, except per share amounts)	1Q13	2Q13	3Q13	4Q13	YTD 2013	2
	Operating earnings	$476	$355	$583	$467	$1,881
	Items excluded from operating earnings (after-tax):
	Discontinued operations - Brayton Point & Kincaid	1	(70)	(23)		(92)
	Gas infrastructure & repositioning		(57)	(17)	(35)	(109)
	Impact of Virginia Power biennial review order				(28)	(28)
	O&M expense reduction initiative		(17)			(17)
	Net gain in nuclear decommissioning trust funds	20	1	9	9	39
	ARO revision				30	30
	Other items	(2)	(10)	17	(12)	(7)
	Total items excluded from operating earnings (after-tax) 1	19	(153)	(14)	(36)	(184)
	Reported net income	$495	$202	$569	$431	$1,697
	Common shares outstanding (average, diluted)	577.5	578.9	580.1	581.3	579.5
	Operating earnings per share	$0.83	$0.62	$1.00	$0.80	$3.25
	Items excluded from operating earnings (after-tax)	0.03	(0.27)	(0.02)	(0.06)	(0.32)
	Reported earnings per share	$0.86	$0.35	$0.98	$0.74	$2.93

1)	Pre-tax amounts for items excluded from operating earnings are reflected in the following table:
	Items excluded from operating earnings:	1Q13	2Q13	3Q13	4Q13	YTD 2013

	Discontinued operations - Brayton Point & Kincaid	1	(119)	(17)		(135)
	Gas infrastructure & repositioning		(107)	(23)	(52)	(182)
	Impact of Virginia Power biennial review order				(40)	(40)
	O&M expense reduction initiative		(28)			(28)
	Net gain in nuclear decommissioning trust funds	34	1	15	15	65
	ARO revision				47	47
	Other items	(4)	(10)	29	(26)	(11)
	Total items excluded from operating earnings	$31	($263)	$4	($56)	($284)

2)	YTD EPS may not equal sum of quarters due to share count differences.

	Schedule 4 - Reconciliation of 3Q14 Earnings to 3Q13

	Preliminary, unaudited	Three Months Ended
	(millions, except EPS)	September 30,
		2014 vs. 2013
		Increase / (Decrease)
	Reconciling Items	Amount	EPS

	Dominion Virginia Power
	Regulated electric sales:
	Weather	($6)	($0.01)
	Other	2	0.00
	FERC Transmission equity return	7	0.01
	Other	(5)	(0.01)
	Change in contribution to operating earnings	($2)	($0.01)

	Dominion Energy
	Gas Distribution margins	$4	$0.01
	Blue Racer Midstream JV	(41)	(0.07)
	Other	12	0.02
	Change in contribution to operating earnings	($25)	($0.04)

	Dominion Generation
	Regulated electric sales:
	Weather	($13)	($0.02)
	Other	8	0.01
	Merchant generation margin	6	0.01
	Rate adjustment clause equity return	3	0.01
	PJM ancillary services	(5)	(0.01)
	Other	(13)	(0.02)
	Change in contribution to operating earnings	($14)	($0.02)

	Corporate and Other
	Change in contribution to operating earnings	$3	$0.00

	Change in consolidated operating earnings	($38)	($0.07)

	Change in items excluded from operating earnings 1	($2)	($0.01)

	Change in reported earnings (GAAP)	($40)	($0.08)

1)	Refer to Schedules 2 and 3 for details of items excluded from operating earnings, or find "GAAP Reconciliation" on Dominion's website at www.dom.com/investors.